                                                                      EXHIBIT 23

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
General Motors Corporation:

     We consent to the incorporation by reference of our reports dated January 28, 1997 appearing in this Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1996, in the following Registration
Statements:

         REGISTRATION
FORM     STATEMENT NO.                            DESCRIPTION
----     -------------                            -----------
S-3    33-41557           General Motors Corporation Debt Securities
S-3    33-64229           General Motors Corporation Debt Securities
S-3    333-13797          General Motors Corporation Debt Securities
S-3    33-47343 (Post-    General Motors Corporation $1 2/3 Par Value Common Stock
       Effective
       Amendment No. 1)
S-3    33-49035           General Motors Corporation $1 2/3 Par Value Common Stock
       (Amendment No. 1)
S-3    33-56671           General Motors Corporation $1 2/3 Par Value Common Stock
       (Amendment No. 1)
S-3    33-49309           General Motors Corporation Dividend Reinvestment Plan
S-8    333-17975          The General Motors Personal Savings Plan for Hourly-Rate
                            Employees in the United States
S-8    33-54841           General Motors Amended 1987 Stock Incentive Plan
S-8    333-17923          General Motors Savings-Stock Purchase Program for Salaried
                            Employees in the United States
S-8    33-32322           Hughes Aircraft Company Salaried Employees' Thrift and
                            Savings Plan
                          Hughes Aircraft Company Tucson Bargaining Employees' Thrift
                            and Savings Plan
                          Hughes Aircraft Company California Hourly Employees' Thrift
                            and Savings Plan
                          Hughes Thrift and Savings Plan
S-8    33-54835           The GMAC Mortgage Corporation Savings Incentive Plan
S-8    333-22955          Hughes Electronics Corporation Incentive Plan
S-8    333-21029          Saturn Individual Savings Plan for Represented Members
S-8    333-17937          Saturn Personal Choices Savings Plan for Non-Represented
                            Members
S-8    33-28714           Marketing & Systems Development Corporation 1985 Incentive
                            Stock Option Plan

/s/ DELOITTE & TOUCHE LLP
---------------------------------------
DELOITTE & TOUCHE LLP

Detroit, Michigan
March 19, 1997

                                      IV-20